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                                                                    EXHIBIT 23.5

MORGAN STANLEY DEAN WITTER

                                                  2725 SAND HILL ROAD
                                                  BUILDING C -- SUITE 200
                                                  MENLO PARK, CALIFORNIA 94025
                                                  (650) 234-5500

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

We hereby consent to the use in the Registration Statements of USA Networks, Inc. and Expedia, Inc. on Forms S-4 and in the Proxy Statement of Expedia, Inc., which is part of the Registration Statements, of our opinion dated July 15, 2001 appearing as Annex D to such Joint Prospectus/Proxy Statement, and to the description of such opinion and to the references to our name contained therein under the headings "Summary--Opinion of Financial Advisor," and "Proposal
No. 1--Approval of the Merger Agreement--Background," "--Information and Factors Considered by the Expedia Board of Directors" and "--Opinion of Expedia's Financial Advisor." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statements within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

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                                                       MORGAN STANLEY & CO. INCORPORATED

                                                       By:             /s/ MICHAEL F. WYATT
                                                            -----------------------------------------
                                                                         Michael F. Wyatt
                                                                        EXECUTIVE DIRECTOR
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Menlo Park, CA
August 15, 2001